Filed pursuant to Rule 433
Registration No. 333-141585

“Home”

Welcome to Prairie Creek Ethanol, LLC

Our Mission: To successfully construct and operate a state of the art and environmentally friendly 100 MGY ethanol facility that positively impacts investor shareholders, US agriculture, and the local economy as we contribute to the decrease of our nation’s dependence on foreign oil.

Our Plant: Prairie Creek Ethanol, LLC will build a 100 million gallon fuel - grade ethanol plant at Wesley, Iowa.

To learn more about our company, please view our slide show [Link to “Presentation”] and read our latest press release.

(Please note: The presentation is large and may take a while to load. This presentation requires the Flash plug-in. If you don’t see the presentation on the window that opens when you click the link above, go to Adobe.com [Link to “www.adobe.com”] to get it.)

The issuer has filed a registration state (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC. For more complete information about the issuer and this offering, you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov [Link to “www.sec.gov”]. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling 1-515-825-3161 or e-mailing Vivian at vkitley@prairiecreekethanol.com [Link to “vkitley@prairiecreekethanol.com”].

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

[Link to “Home” | Link to “Investing” | Link to “Contacts” | Link to “News” | Link to “Research” | Link to “Outlook” | Link to “Images”]

“Investing”

Investment Information

This offering is open to residents of the states of Iowa, Wisconsin, Illinois, Missouri, Kansas, South Dakota and Florida. Investors in the states of Minnesota, North Dakota, New York, Montana, Nevada, and Georgia are subject to additional restrictions.

Please proceed only if you are a resident of one of the above states.

View our slide show [Link to “Presentation”]

View a copy of the Preliminary Prospectus [Link to preliminary prospectus]

Indicate your interest/intent to purchase [Link to “Intent”]

The issuer has filed a registration state (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC. For more complete information about the issuer and this offering, you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov [Link to “www.sec.gov”]. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling 1-515-825-3161 or e-mailing Vivian at vkitley@prairiecreekethanol.com [Link to “vkitley@prairiecreekethanol.com”].

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

[Link to “Home” | Link to “Investing” | Link to “Contacts” | Link to “News” | Link to “Research” | Link to “Outlook” | Link to “Images”]

“Presentation”

1 of 25

PRAIRIE CREEK ETHANOL

Gold-Eagle Cooperative

NC NORTH CENTRAL COOPERATIVE

CORN LP

2 of 25
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete infor-
mation about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  Alter-
natively, the issuer will arrange to send you the prospectus if you request it by calling 1-515-825-3161 or emailing jstelzer@prairiecreekethanol.com

Gold-Eagle Cooperative,
North Central Cooperative,
CORN, LP

BOARD OF DIRECTORS
Bill Cruise
Clay Hansen
Clay Hobbs
Joe Horan
Gary Keller
Mervin Krauss
Mark Wigans

MANAGEMENT STAFF
Brad Davis
Duane Madoerin
Mike Nail
Lynn Ostendorf
John Stelzer

3 of  24

Project Leadership
Board of Directors
Project Management
Accounting
Legal
Strategic Partners
Construction/Engineering
Gold-Eagle Cooperative
Fagen, Inc
ICM, Inc.
Securities
Brown, Winick, PLC
Local
Malloy Law Firm
McGladrey & Pullen
Kossuth County Economic
Development
Prairie Energy Cooperative
4 of  24

Project Details

PLANT PRODUCTION CAPACITY
100 million gallons of ethanol annually
320,000 tons of dried distillers grains annually

PLANT LOCATION
Wesley, Iowa

CORN DEMAND
35 million bushels annually

PROJECT BUDGET
$196,250,000

DIRECT EMPLOYMENT
45 new jobs within the plant

PAYROLL
$2.5 million annually

Estimated Project Timeline

APRIL 19, 2006
Articles of Organization filed
with Iowa Secretary of State
MAY 2006
Site search commenced

DECEMBER 2006
Seed Capital raised

FEBRUARY 2007
Letter of Intent signed with Fagen, Inc.
SUMMER 2007
Public offering begins

SEPTEMBER 2007
Groundbreaking

FEBRUARY 2009
Ethanol production begins

5 of 25

Expansions/New Construction
Currently in Production

6 of 25
Source: RFA

PRAIRIE CREEK ETHANOL

PRAIRIE CREEK ETHANOL
0
50 KM
50 Miles

   I O W A
7 of  24

MINNESOTA
Emmet
Kossuth
Winnebago
Worth
Palo Alto
Hancock
Cerro Gordo
Pocahontas
Humboldt
Wright
Franklin

8 of 25
19,000,000
22,000,000
21,190,000
29,260,000
30,400,000
26,845,000
34,010,000
32,260,000
28,883,000
54,950,000
57,188,000
53,785,000
24,720,000
24,280,000
23,556,000
22,440,000
24,080,000
21,669,000
30,360,000
31,349,000
30,712,000
32,260,000
32,390,000
31,711,000
19,150,000
20,670,000
21,669,000
28,670,000
31,832,000
26,649,000
33,810,000
34,262,000
32,781,000
Total bushels produced each year
Source: USDA
2004
2005
2006
Wesley

PRAIRIE CREEK ETHANOL

Thompson
WINNEBAG
Bancroft
German Valley
Forest City
Titonka
Woden
one Rock
Crystal Lake
Burt
KOSSUTH
HANCOCK
Wesley
Britt
Algona
IOWA
Irvington
Corwith
Kanawha
Lu Verne
Bode
Livermore
Renwick
Hardy
UMBOLDT
Dakota City
Goldfield
WRIGHT
Humboldt
Clarion
Boone
Thor
Eagle Grove
Badger
WEBSTER
Vincent
Woolstock

Holmes
Hutchins
Gold Eagle Cooperative
North Central Cooperative
CORN LP
PRAIRIE CREEK ETHANOL
9 of 25

PRAIRIE CREEK ETHANOL

Dunnell
Ceylon
East Chain
Pilot Grove
FARIBAULT
Bricelyn
Kiester
Mansfield
Twin Lakes
Emmons
FREEBORN
Glenville
Rose Creek
Adams
Lyle
Petersburg
Elmore
Rake
Scarville
Silver Lake
Deer Creek
Otranto
Estherville
Dolliver
Armstrong
Swea
Ledyard
Buffalo Center
WINNEBAGO
Lake Mills
Northwood
Carpenter
St. Ansgar
Spirit Lake
EMMET
Swea City
Lakota
Thompson
Leland
Joice
WORTH
Kensett
Grafton
MITCHELL
Arnolds Park
Terril
Wallingford
Ringsted
Manly
Mitchell
Osage
Seneca
Bancroft
German Valley
Forest City
Hanlontown
Rock Creek
Orchard
Graettinger
KOSSUTH
Woden
Crystal Lake
Fertile
Plymouth Junction
Rock Falls
Lone Rock
Burt
HANCOCK
Mason City
Nora Springs
Colwell
Ruthven
Emmetsburg
Lotts Creek
Ventura
Clear Lake
Mason City Junction
Rudd
Floyd
PALO ALTO
Cylinder
Britt
Garner
CERRO GORDO
Charles City
Gillett Grove
Ayrshire
Rodman
Algona
IOWA
Owen
Rockford
FLOYD
Curlew
Irvington
Klemme
Rockwell
Mallard
West Bend
Corwith
Kanawha
Swaledale
Marble Rock
Webb
Lu Verne
Goodell
Meservey
Dougherty
Marathon
Plover
Ottosen
Bode
Livermore
Belmond
Sheffield
Greene
Laurens
Havelock
Rolfe
Bradgate
Renwick
Alexander
Aredale
Albert City
Hardy
HUMBOLDT
Latimer
Hansell
Bristow
Clarksville
Allison
POCAHONTAS
Rutland
Dakota City
Goldfield
WRIGHT
Hampton
Dumont
BUTLER
Pocahontas
Gilmore City
Thor
Eagle Grove
Clarion
Rowan
FRANKLIN
Shell Rock
Varina
Pioneer
Dows
Reeve
New Albin
Lizard

Copyright © 2003 Microsoft Corp. and/or its suppliers. All rights reserved.

Wesley
Assumptions used: 80% tillable, 70% planted to corn, 175 bushels per acre
Compiled by BTD
10 of 25

PRAIRIE CREEK ETHANOL

MINNESOTA
FARIBAULT
MARTIN
FREEBORN
MOWER
IOWA
EMMET
KOSSUTH
WINNEBAGO
WORTH
MITCHELL
PALO ALTO
HANCOCK
CERRO GORDO
FLOYD
POCAHONTAS
HUMBOLDT
WRIGHT
FRANKLIN
BUTLER
WEBSTER
HARDIN
Dunnell
Petersburg
Ceylon
East Chain
Pilot Grove
Elmore
Mansfield
Kiester
Glenville
Adams
Dexter
Lyle
Dolliver
Rake
Scarville
Emmons
Silver Lake
Spirit Lake
Estherville
Swea
Ledyard
Buffalo Center
Lake Mills
Northwood
Otranto
Carpenter
Stacyville
McIntire
Armstrong
Swea City
Lakota
Thompson
Leland
Joice
Kensett
St. Ansgar
Grafton
Riceville
Wallingford
Ringsted
Bancroft
German Valley
Forest City
Hanlontown
Osage
Terril
Seneca
Lone Rock
Woden
Crystal Lake
Fertile
Plymouth Junction
Rock Falls
Rock Creek
Orchard
Fostoria
Graettinger
Fenton
Titonka
Burt
Clear Lake
Mason City
Nora Springs
Deerfield
Spencer
Ruthven
Emmetsburg
Lotts Creek
Britt
Ventura
Mason City Junction
Nilesville
Colwell
Dickens
Gillett Grove
Ayrshire
Rodman
Cylinder
Algona
Garner
Owen
Rockford
Charles City
Shellrock
Chickasaw
Curlew
Irvington
Klemme
Rockwell
Marble Rock
Webb
Mallard
West Bend
Corwith
Kanawha
Goodell
Swaledale
Meservey
Dougherty
Sioux Rapids
Marathon
Plover
Ottosen
Lu Verne
Sheffield
Greene
Havelock
Bode
Livermore
Renwick
Belmond
Aredale
Plainfield
Laurens
Rolfe
Bradgate
Hardy
Alexander
Clarksville
Albert City
Rutland
Latimer
Dumont
Pocahontas
Dakota City
Goldfield
Clarion
Hampton
Allison
Rowan
Gilmore City
Thor
Shell Rock
Varina
Pioneer
Eagle Grove
Dows
New Albion
Lizard
Reeve
Newell
Fonda
Palmer
Clare
Badger
Popejoy
Aplington
New Hartford
Vincent
Woolstock
Pomeroy
Manson
Alden
Iowa Falls
Ackley
Nemaha
Stout
Cedar Falls
Jolley
Fort Dodge
Webster City
Blairsburg

Wesley
Assumptions used: 80% tillable, 70% planted to corn, 175 bushels per acre
Compiled by BTD
11 of 25

Today, ethanol is
blended into more
than 46% of the
gasoline sold in the
United States.
FEECO International2007
MTBE has been
phased out as a
gasoline
oxygenate by
most states.
Flex-fuel vehicles can
burn a gasoline-
ethanol blend of up to
85% ethanol.
America consumes
25% of the world’s
total oil production, but
controls only 3% of
the world’s known oil
reserves.
Natural Resources Defense
Council, 2006
12 of 25

-1.00
0.00
1.00
2.00
3.00
4.00
2002
2003
2004
China
Rest of World
Total World Supply
13 of 25
Oil Consumption
Source: EIA

Refinery Capacity Trends, 1990-2005

Global Refinery Capacity
Global Oil Demand
Global Surplus Capacity
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
M B/D
114%
112%
110%
108%
106%
104%
102%
100%
Surplus Capacity
1990
1995
2000
2001
2002
2003
2004

Note: Percentages represent the refinery capacity to demand ratio.
Sources: Capacity-BP 2005 Statistical Review of World Energy, Demand-IEA 2004 World Energy Outlook.

14 of 25

World Oil Spare Production Capacity

Forecast
Million barrels per day
6.0
5.0
4.0
3.0
2.0
1.0
0.0
1991-1997 Average
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007

Short-Term Energy Outlook, January 2006

www.eia.doe.gov

Global Spare Production
Capacity
15 of 25

34,149
34,124
  Total OPEC  Supply
4,479
4,484
  Other Liquids
1,300 - 1,800
30,970 -
31,470
29,670
29,640
  Crude Oil Total
0
1,900
1,900
2,000
  Iraq
1,300 - 1,800
29,070 -
29,570
27,770
27,640
28,000
  OPEC 10
0
2,450
2,450
2,450
3,223
Venezuela
0
2,600
2,600
2,600
2,444
United Arab Emirates
1,300 - 1,800
10,500 -
11,000
9,200
9,200
9,099
Saudi Arabia
0
850
850
850
726
Qatar
0
2,300
2,300
2,200
2,306
Nigeria
0
1,700
1,700
1,700
1,500
Libya
0
2,600
2,600
2,600
2,247
Kuwait
0
3,750
3,750
3,750
4,110
Iran
0
890
890
890
1,451
Indonesia
0
1,430
1,430
1,400
894
Algeria
Surplus
Capacity
Capacity
Production
Production
OPEC 10 Quota
October 2006
September 2006
07/01/2005
16 of 25
Source: EIA

Ethanol Consumption based on % of Gasoline Trend (billion gal)
FCStone
35
30
25
20
15
10
5
0
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

17 of 25

1400
1200
1000
800
600
400
200
0
1st Qtr 06
2nd Qtr 06
3rd Qtr 06
4th Qtr 06
1st Qtr 07
Production
Demand

2006 Ethanol Production and Demand
(1,000 barrels per day)
Source:
Renewable Fuels Association &
Energy Information Administration
18 of 25

Risks Associated with Investing in Prairie Creek Ethanol

Some of the risks involved with investing in Prairie Creek Ethanol include but are not limited to:
•   Overcapacity within the ethanol industry
•   Availability and cost of corn and natural gas
•   Changes in the price and market for ethanol and distillers grains
•   Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as national, state or local energy policy; federal ethanol tax incentives; or environmental laws and regulations
•   Transactions between the company and its members or affiliates involving conflicts of interest
•   Changes in plant production capacity or technical difficulties in operating the plant.

Please see our prospectus for a more complete summary of these and other risks associated with investing in Prairie Creek Ethanol.
19 of 25

PRAIRIE CREEK ETHANOL

Whole Corn
Hammer Mill
Slurry Tank
Water Sources
Jet Cooker
Liquefaction
Enzymes
Mash Cooling
CO₂
Fermentation
Yeast
5% Gasoline
200 Proof Denatured Ethanol Final Product
200 Proof Ethanol
Molecular Sieves
190 Proof Ethanol
Beer
Distillation System
DDGS Final Product
Drum Dryer
Wet Grain
Syrup
Evaporators
Thin Stillage
Centrifuge
Whole Stillage
Condensate

20 of 25
Source: Fagen Inc.

VeraSunEnergy, LLC in Aurora, SD
21 of 25

Use of Funds
Plant Construction
Construction Cost Index Contingency
Natural Gas Installation
Grain Storage & Handling
Water Treatment Plant
Administration Bldg/Equipment
Construction Performance Bond
Construction Insurance – Builders Risk
Capitalized Interest
Construction Contingency
Site Costs
Railroad
Fire Protection / Water Supply
Rolling Stock
Financing Costs
Inventory – Working Capital
Pre-Production Costs (expense)
Organizational Costs (expense)
$128,085,190
8,414,810
8,000,000
3,600,000
8,000,000
450,000
100,000
275,000
3,000,000
3,025,000
6,500,000
5,300,000
2,500,000
250,000
1,000,000
15,500,000
1,000,000
1,250,000
$196,250,000
22 of 25

We offer you the opportunity
to indicate your interest to invest in
Prairie Creek Ethanol, LLC.
The ethanol industry is rapidly expanding, and we cannot guarantee our offering will stay open for any period of time.  Therefore, we urge you to contact  us as
soon as possible.   The date and time of your response will be  recorded.  In the event the project becomes over-funded, our Board of Directors has discretion with regards to allocation.  However, we expect that in most cases, investing will be prioritized on a first-response basis.
23 of 25

This offer is open to residents of Iowa, Wisconsin, Illinois, Missouri,
Kansas, South Dakota, and Florida.   A limited number of shares are
available in other states including Minnesota, Georgia, North Dakota,
New York and Montana.
If you would like more information or want to be kept informed of developments, please fill out the email registration
or phone 1-515-825-3161
and ask to speak to Brad Davis, John Stelzer,
Duane Madoerin or Viv Kitley.
We look forward to having you as a partner in this exciting project!
24 of 25

25 of 25
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  Alternatively, the issuer will arrange to send you the prospectus if you request it by calling 1-515-825-3161 or
emailing vkitley@prairiecreekethanol.com
Please indicate your interest now by going to
Indicate your interest / intent to purchase

“Presentation Script”

Thank you for visiting Prairie Creek Ethanol, a limited liability company. We are excited to be able to share our offering with you. Imagine a simple seed planted in the rich Iowa soil. Imagine that seed becoming ethanol, the fuel powering an ever-increasing percentage of the vehicles driven each day. Imagine yourself harvesting the rewards of our nation’s growing ethanol market. Prairie Creek Ethanol offers investors the opportunity to be a part of the growing ethanol industry.

Prairie Creek Ethanol is located in north-central Iowa, an area that leads the nation in corn production. Three area agribusinesses originated the project, and the Board of Directors, all area farmers, contributes additional insight and expertise.

The Prairie Creek Ethanol Board of Directors was appointed or elected by and from the boards of the three founding entities. The Board works in conjunction with Gold-Eagle Cooperative and North Central Cooperative management staff.

Our Board of Directors and Management Staff are utilizing some of the industry’s leading professionals to help develop this project.

Constructing an ethanol facility is a multi-faceted undertaking.

Obviously, the current concentration of ethanol plants is in the Midwest. The reason for that is simply because that’s where the greatest amount of corn is produced.

Wesley, Iowa, was chosen as the location for this ethanol plant for a number of reasons.

The eleven-county area surrounding Wesley consistently shows high corn yields. Iowa produces more corn than any other state; in fact, 2.16 billion bushels in 2005. In 2005, 29% of all the corn produced in Iowa was produced within a 60-mile radius of Wesley. In 2006, 28.9% of Iowa’s corn came from this 60-mile radius.

We anticipate that Prairie Creek Ethanol will procure corn from Gold-Eagle and North Central, although there is currently no definite agreement in place to that effect. Gold-Eagle and North Central have a combined total of fourteen grain elevator storage sites from which to procure corn. The combined storage of these locations plus the storage planned at Prairie Creek Ethanol total more than 45 million bushels. Rail access and proximity to major highways were other deciding factors.

The red circles on this area map represent existing ethanol plants. Each ethanol plant needs 100% of the corn produced within the circle to feed its plant. Notice the “plant void” in the Wesley area.

We expect that Prairie Creek Ethanol will have a large area from which to procure corn.

We can understand the growth in ethanol production facilities when we look at the growing demand for ethanol. Americans are driving more and are demanding more fuel. Federal Clean Air standards have created a high demand for ethanol as an oxygenate for gasoline. Auto manufacturers are introducing an increasing number of flex-fuel vehicles each year. And a renewed feeling of nationalism has led for a desire to break our dependence on an unstable foreign oil supply.

The key driver of strong oil prices today is the unprecedented growth in consumption witnessed during 2004 that continues today. The single driving factor was world economic growth - at over 4% in 2004; the growth was synchronized across every region. Daily oil consumption nearly doubled above 2003 levels, and China’s consumption tripled. The rest of the world, represented in the bright blue on the graph, increased its consumption also. The total world supply kept ahead of the growth, but by fewer than one million barrels per day.

The global refining capacity has barely kept ahead of the global demand. There has not been a new refinery built in the US since the late 1970s. As the difference between capacity and demand shrinks, so does the supply of surplus oil. A refinery breakdown can send gasoline prices soaring.

As we look at the global spare production capacity, we see that we are once again at two million barrels per day. Thus, daily world-wide oil consumption is only 2 million barrels per day less than the world’s ability to pump crude out of the ground.

The shrinking oil surplus can be brought further into perspective when we look at the oil production from OPEC, a Middle Eastern oil cartel made up of many nations with whom the United States has a precarious relationship. With a world-wide surplus oil supply of only 2 million barrels per day, the loss of oil from even one of these small countries could deplete the surplus immediately. Iran alone produces 3,750,000 barrels each day - nearly double the daily world surplus. Civil wars, natural disasters, diplomatic sanctions, refinery breakdowns - any of these could spell disaster for the rest of the world as demand would exceed supply immediately. The instability in many of the world’s leading oil-producing countries intensifies the need for alternative fuel sources.

In his 2007 State of the Union Address, President Bush praised the ethanol industry and called for the nation to continue to reduce its dependency on foreign oil by using renewable and alternative fuels. The Renewable Fuels Standard program requires that the equivalent of at least 7.5 billion gallons of renewable fuel be blended into motor vehicle fuel sold in the US by 2012. The Renewable Fuels Standard is an important first step toward meeting President Bush’s call for our nation to reduce crude oil use by 20 percent within 10 years by growing our renewable and alternative fuel use to 35 billion gallons by the year 2017. This graph represents only a forecast for future ethanol demand: actual ethanol demand may vary from this forecast.

Ethanol production in 2006 was a record-setting 4.86 billion gallons. That was an increase of 25.3% over 2005. Demand for ethanol in 2006 was 5.4 billion gallons, a stunning increase of 33%. With over six million flex-fuel vehicles on our roads today, and auto manufacturers’ pledge to double the production of flex-fuel vehicles by 2010, the ethanol market appears to be strong.

There are also risks involved with investing in Prairie Creek Ethanol, and in the ethanol industry in general. Please see our prospectus for a more complete summary of these and other risks.

The process for producing ethanol has not changed much over the past few years, but huge strides have been made in the efficiency and purity of the process. The cost of producing ethanol has been reduced drastically over the past few decades, making it a competitively-priced fuel compared to gasoline. Prairie Creek Ethanol will produce and sell both ethanol and its valuable co-product, Dried Distillers Grains with Solubles.

The Prairie Creek Ethanol production facility will be very similar to this Fagen-built one-hundred-million gallon plant in Aurora, South Dakota.

Our one-hundred-million-gallon ethanol plant is budgeted to be built at a cost of one hundred ninety-six million, two hundred fifty thousand dollars.

We offer you the opportunity to indicate your interest to invest in Prairie Creek Ethanol, LLC. The ethanol industry is rapidly expanding, and we cannot guarantee our offering will stay open for any period of time. Therefore, we urge you to contact us as soon as possible. The date and time of your response will be recorded. In the event the project becomes over-funded, our Board of Directors has discretion with regards to allocation. However, we expect that in most cases, investing will be prioritized on a first-response basis.

Once our offering begins, it will remain open for a limited time. Don’t miss your opportunity to harvest the rewards with Prairie Creek Ethanol. We look forward to having you as a partner in this exciting project!

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling 1-515-825-3161 or e-mailing vkitley@prairiecreekethanol.com. Please indicate your interest now by going to Indicate your Interest/Intent to Purchase.

“Intent”

Please fill in the form below indicating your interest in our facility and the amount you are considering investing. We are soliciting indications of interest only from residents of the following states: Florida, Georgia, Iowa, Illinois, Kansas, Minnesota, Missouri, Montana, North Dakota, Nevada, New York, South Dakota, and Wisconsin.

Name: _______________________ * Address: ______________________

City: ___________ State: _________ Zip:__________ Phone: (Day)_____________ Evening: _____________	[The “State” field is a drop- down box that lists the states in which we are registering our securities or utilizing an exemption from registration; no other states can be added]

Email: _______________________________________ Amount you are considering investing: ______________ * Questions:

Officers and Directors:

I understand and acknowledge the following:

1. Any preliminary prospectus is subject to amendment. The Final Prospectus will not be available until such time as the Securities and Exchange Commission has completed its review of the registration filing of Prairie Creek Ethanol, LLC and the Offering becomes effective.

2. That you cannot accept investment funds, a firm commitment to invest or my Subscription Agreement until such time as the Offering has become effective and you have delivered to me a copy of the Final Prospectus.

3. That my indication of the amount I am considering investing, set forth above, in no way obligates me, in any way, to invest.

4. That you are under no obligation, in any case, to accept my Subscription Agreement or investment.

5. I understand that I must only rely on the information contained in the Final Prospectus, its Exhibits and any free writing prospectuses filed by Prairie Creek Ethanol, LLC,  and that I am not to rely on any other representations, either written or verbal, in making my investment decision.

In acknowledging the foregoing, I request that you send me, at the mailing address or email address above, a copy of your Final Prospectus when it becomes available.

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No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

View a copy of the Preliminary Prospectus [Link to preliminary prospectus].

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Contacts”

Contact Us

Prairie Creek Ethanol, LLC
P.O. Box 280
Goldfield, IA 50542
Phone: 800-825-3331
Fax: 515-825-3732

Click to view our Board of Directors and management staff [Link to “Board of Directors and Management”].

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Board of Directors and Management”

About Us

Brad Davis [Link to “bdavis@prairiecreekethanol.com”]	Senior Vice-President of Project Development

Duane Madoerin [Link to “dmadoerin@prairecreekethanol.com”]	Vice-President of Commodities

Mike Nail [Link to “mnail@prairiecreekethanol.com”]	Vice-President of Marketing

Lynn Ostendorf [Link to “lostendorf@prairiecreekethanol.com”]	Vice-President of Development

John Rohrer [Link to “jrohrer@prairiecreekethanol.com”]	Vice-President of Transportation

John Stelzer [Link to “jstelzer@prairiecreekethanol.com”]	Treasurer

Board of Directors

Name	Position
Clay Hansen	President
Mervin Krauss	Vice-President
Mark Wigans	Secretary
Bill Cruise	Director
Gary Keller	Director
Clay Hobbs	Director
Joe Horan	Director

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“News”

News/Meeting Schedule

Equity Drive Announcements

Meeting Schedule When Available

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Research”

Ethanol Information

By clicking on the links below you are accessing a third party website. Prairie Creek Ethanol, LLC has no control over the content of these websites.

•	American Coalition for Ethanol [Link to “www.ethanol.org”]
•	Fagen Inc. homepage [Link to “www.fageninc.com”]
•	Renewable Fuels Association [Link to “www.ethanolrfa.org”]
•	Canadian Renewable Fuels Assoc. [Link to “www.greenfuels.org/ethanol/index”]
•	National Corn Growers Assoc. [Link to “www.ncga.com/ethanol/main/”]

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Outlook”

Industry Outlook

See the future of Ethanol Production, download the Ethanol Industry Outlook (.PDF File. May take a minute to download)

The Industry Outlook below has been produced by the Renewable Fuels Association:

Ethanol Industry Outlook 2007 [Link to “http://www.ethanolrfa.org/objects/pdf/outlook/RFA_Outlook_2007.pdf”]

(PDF Viewer) [Link to “www.adobe.com”]

Why is the Ethanol Industry Experiencing Such Growth?

A number of factors are contributing to the tremendous growth in the ethanol industry:

Americans are driving more and are demanding more fuel.

Each year the number of licensed drivers grows, and the number of miles those drivers travel increases, also. It therefore stands to reason that the number of gallons of gasoline consumed each year increases. Record oil and gasoline prices, federal and state clean fuel programs, and mounting concerns about our nation’s growing dependence on imported energy prompted unprecedented ethanol demand. Today, ethanol is blended into more than 46% of the gasoline sold in the United States. In 2006, 70% of all gasoline sold in Iowa was a 10% ethanol blend.
Iowa Renewable Fuels Assoc.

Clean Air Standards

Federal clean air standards have created a high demand for ethanol as an oxygenate for gasoline. Ethanol use reduces harmful vehicle emissions, ozone pollution, greenhouse gas-forming emissions and groundwater pollution.

Increased Awareness and
Expanded Market Opportunities

Ethanol is certainly not a new product, but the public awareness of it has increased dramatically in recent years. When MTBE (methyl-tert-butyl ether) was banned for use as a gasoline oxygenate by most states, ethanol was the natural, most economical replacement.

Flex-fuel vehicles were introduced and drivers began seeking out suppliers for E-85.

Even the Indy-Car Series is making the switch. After running a 90-10 blend of gasoline and ethanol during the 2006 season, they are using 100% ethanol in their tanks for this 2007 season.

Risks Associated with Investing in Prairie Creek Ethanol

Some of the risks involved with investing in Prairie Creek Ethanol include, but are not limited to:
•	Overcapacity within the ethanol industry
•	Availability and cost of corn and natural gas
•	Changes in the price and market for ethanol and distillers grains
•
Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as national, state or local energy policy; federal ethanol tax incentives; or environmental laws and regulations

•	Transactions between the company and its members or affiliates involving conflicts of interest
•	Changes in plant production capacity or technical difficulties in operating the plant

Please see our prospectus for a more complete summary of these and other risks associated with investing in Prairie Creek Ethanol.

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Plant Images”

Plant Images

3D Drawing of the plant layout
[Link to “Large Plant Image”]

Copyright © 2007 Prairie Creek Ethanol Questions Contact: Webmaster [Link to “webmaster@prairiecreekethanol.com”]

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“Large Plant Image”